                                                                   Exhibit 23.4


                       CONSENT OF ROSEN CONSULTING GROUP


     We hereby consent to the use of our name in the Registration Statement (Registration No. 333-101170) to be filed by Maguire Properties, Inc. on Form S-11 and the related Prospectus and any amendments thereto (collectively, the "Registration Statement"), the attachment as an exhibit to the Registration Statement of the Rosen Consulting Group Market Study prepared for Maguire Properties, Inc. (the "Market Study") and the references to the Market Study wherever appearing in the sixth amendment to the Registration Statement, including but not limited to the references to our company under the headings "Prospectus Summary," "Risk Factors," "Economic and Market Overview," "Business and Properties" and "Experts" in the Registration Statement.




Dated: June 2, 2003



                                         Rosen Consulting Group


                                         By: /s/ Kenneth T. Rosen
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                                         Name: Kenneth T. Rosen
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                                         Title: President & Chairman
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